UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2005

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On August 12, 2005, UTEK Corporation entered into agreements to sell 330,960 shares of its common stock for an aggregate offering pricing of $3,690,204 to four institutional accredited investors, Janus Venture Fund, Oppenheimer Emerging Growth Fund, USAZ Oppenheimer Emerging Growth Fund and OppenheimerFunds plc – Oppenheimer U.S. Emerging Growth Fund. GunnAllen Financial, Inc. acted as the placement agent in connection with the offering of such shares and received an aggregate commission of $369,020 for its services in connection therewith.

UTEK has agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock sold in the offering by November 10, 2005.

The offer and sale of the shares of common stock in the offering was exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as: (1) all of the investors in the offering were accredited investors within the meaning of Rule 501(a) of Regulation D; (2) no offers or sales in the offering were effected through any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D; and (3) the transfer of the shares of common stock sold in the offering are restricted by UTEK in accordance with Rule 502(d) of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer